                                                                EXHIBIT 23



                      CONSENT OF KPMG PEAT MARKWICK LLP


Shareholders and the Board of Directors
The Oilgear Company:


We consent to incorporation by reference in the registration statements (Nos. 33-67672 and 33-59033) on Form S-8 of The Oilgear Company of our reports dated March 2, 1998, relating to the consolidated balance sheets of The Oilgear Company and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations and shareholders' equity, and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 1997, which reports appear or are incorporated by reference in the December 31, 1997 annual report on Form 10-K of The Oilgear Company.


                                                /s/ KPMG Peat Marwick LLP
                                                --------------------------
                                                KPMG Peat Marwick LLP

Milwaukee, Wisconsin
March 30, 1998